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                                                                   Exhibit 99.3

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

                                                                                                       STOCK ORDER FORM

                                                                                                       IBL, INC.
                                                                                                       Stock Sales Center
                                                                                                       23910 Railroad Avenue
                                                                                                       Plaquemine, Louisiana  70114
                                                                                                       (504) 687-6337

                                                                                                       -----------------------------
                                                                                                       Expiration Date:
                                                                                                       September __, 1998
                                                                                                       12:00 noon, Central Time
                                                                                                       -----------------------------

IMPORTANT - PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted.

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     (1)   Number of Shares                                         Subscription Price                  (2)  Total Payment Due
     -----------------------------------------------------                                             -----------------------------
                                                                    X    $10.00 =                       $
     -----------------------------------------------------                                             -----------------------------


     The minimum purchase is 25 shares. The maximum number of shares that any person may purchase cannot exceed 6,000 shares, and the maximum number that any person, together with associates of and persons acting in concert with such person, may purchase cannot exceed 10,000 shares (subject to adjustment).
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Method of Payment
                                                                      Account Number(s)                         Withdrawal Amount(s)
(3) / /  Enclosed is a check or money order made payable to   ----------------------------------------------------------------------
         IBL Bancorp, Inc. (the "Company") in the amount of                                                     $
         ---------------------------------------             -----------------------------------------------------------------------
         $
         ---------------------------------------             -----------------------------------------------------------------------
         Cash can be used only if presented
         in person at the Association's office.              -----------------------------------------------------------------------

                                                                                     Total Withdrawal Amount
                                                                                                                --------------------
(4) / /  The undersigned authorizes withdrawal from the following  account(s)
         at the Association.  There is no penalty for early withdrawal used for this payment.

Purchaser Information                                                        Account Title (Names on Account)        Account Number
                                                                            --------------------------------------------------------
(5a) / / Check here if you are a director, officer or employee of The
         Iberville Building and Loan Association (the "Association") or     --------------------------------------------------------
         a member of such person's immediate family.
                                                                            --------------------------------------------------------
(5b) / / Eligible Account Holder - Check here if you were a depositor of
         at least $50.00 at the Association on December 31, 1996.           --------------------------------------------------------
                                                                            If additional space is needed, please
(5c) / / Supplemental Eligible Account Holder - Check here if you were a         use the back of this order form.
         depositor of at least $50.00 at the Association on June 30, 1998.

(5d) / / Other Member - Check here if you were a depositor of or mortgage loan borrower from the Association on _____ __, 1998.

Enter information for all accounts that you had at the Association as of the dates specified above for which you checked the appropriate box.

Stock Registration

(6) Form of Stock Ownership:

/ / Individual                            / / Co-Ownership (Louisiana residents) / / Joint tenants (non-Louisiana)     / / UTMA
/ / Fiduciary (i.e., trust, estate, etc.) / / Corporation or partnership         / / Tenants in common (non-Louisiana) / / Other ___

(7) Name(s) in which your stock is to be registered (Please print clearly):
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Name                                                                                 Social Security No. or Tax ID No.

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Name

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Street Address/City/State/Zip Code                                                                               Parish of Residence

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                             -----------------------------------   ---------------------------------
(8) Telephone Information     Daytime Phone                         Evening Phone
                              (    )                                (    )
                             -----------------------------------   ---------------------------------

NASD or Group Affiliation

(9)  / / Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and
Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(10) / / Check here, and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this
Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

Acknowledgement

(11) / / To be effective, this fully completed Stock Order Form must be actually received by the Association no later than 12:00 noon, Central Time, on September __, 1998, unless extended; otherwise, this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to the
Association or may be mailed to the Association in the enclosed postage-paid envelope or to the address indicated above. Do not mail cash.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the
Plan of Conversion of the Association described in the accompanying Prospectus, receipt of which is hereby acknowledged at least
48 hours prior to delivery of this Stock Order Form to the Association.

The undersigned agrees that after receipt by the Association, this Stock Order Form may not be modified, withdrawn or cancelled without the Association's consent, and if authorization to withdraw from the undersigned's deposit accounts at the Association has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the information provided under numbers 7 and 9 of this Stock Order Form are true, correct and complete and that I am not subject to backup withholding because: (i) I am exempt from backup withholding; (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends; or (iii) the IRS has notified me that I am no longer subject to backup withholding.

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(12) Signature                                   Date            Signature                                          Date


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                          A Signed Certification Must Accompany All Stock Order Forms (See Reverse Side).
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                               CERTIFICATION FORM

   I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), OF IBL BANCORP, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR THE IBERVILLE BUILDING AND LOAN ASSOCIATION (THE "ASSOCIATION"), ARE NOT A DEPOSIT ACCOUNT, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY THE COMPANY, THE ASSOCIATION OR THE FEDERAL GOVERNMENT.

   If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Regional Director, 112 W. John Carpenter Freeway, Dallas, Texas 75039-2010 at (972) 281-2000.

   I further certify that, before purchasing the shares of Common Stock of the Company, I received a copy of the Prospectus dated August __, 1998 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page __ of the Prospectus:

1. Low Return on Equity Following the Conversion; Uncertainty as to Future Growth Opportunities

2.  Absence of Market for the Common Stock

3. Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment

4.  Investment in Mortgage-Backed Securities

5.  Risks Related to Consumer Loans

6.  Risks Related to Commercial Real Estate, Construction and Land Loans

7.  Strong Competition Within Iberville's Market Area

8.  Geographic Concentration of Loans

9.  Reliance on Key Officers

10. Certain Anti-Takeover Provisions

11. Legislation Limiting Deduction of Bad Debt Reserves

12. Regulatory Oversight and Supervision

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13.  Possible Increase in Number of Shares Issued in the Conversion

14.  Dilutive Effect of Possible Issuance of Additional Shares

15.  Increased Compensation Expense After the Conversion

16. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

17.  Irrevocability of Orders; Potential Delay in Completion of Offerings




Signature:
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Signature:
           ---------------------------------------------------


Date:
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                      STOCK ORDER FORM INSTRUCTIONS AND GUIDE


STOCK OWNERSHIP GUIDE

Individual

Include the first name, middle initial, and last name of the stockholder. Avoid the use of an initial in place of the first name. Please omit words that do not affect ownership rights such as "Mr.," "Mrs.," Dr.," "special account," "single person," etc.

Co-Ownership

Co-Ownership may be used to identify two or more owners under the laws of the State of Louisiana.

Joint Tenants

For non-Louisiana residents, joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

For non-Louisiana residents, tenants in common may also be specified to identify two or more owners. When stock is held as tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

Uniform Transfer to Minors Act ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST," while the "Uniform Transfer to Minors Act" is abbreviated "UTMA." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Louisiana Uniform Transfer to Minors Act will be abbreviated:
JOHN P. JONES, CUST SUSAN A. JONES, UTMA, LA.

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

* The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list the corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

* The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

* A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Without a designation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

* The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

* The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership: John D. Smith, Trustee Under Agreement Dated 10-1-92 for Tom A. Smith.

STOCK ORDER FORM INSTRUCTIONS

Items 1 and 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum number of shares that may be subscribed for is 25. IBL Bancorp, Inc. has reserved the right to reject any order received in the Community Offering, in whole or in part.



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Item 3--

Payment for shares may be made in cash (only if delivered by you in person to any of the Association's offices) or by check or money order made payable to The Iberville Building and Loan Association. Your funds will earn interest at the Association's passbook rate until the conversion is completed or terminated. DO NOT MAIL CASH! Please check this box if your method of payment is by check or money order.

Item 4--

If you wish to pay for your stock by a withdrawal from a deposit account at the Association, please check this box and insert the account number(s) and the amount of your withdrawal authorization for each account. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Sales Center for information regarding purchase from an Individual Retirement Account.

Item 5--

a. Please check this box if you are a director, officer or employee of The Iberville Building and Loan Association or a member of such person's immediate family.

b. If you were a depositor on the Eligibility Record Date (December 31, 1996), the Supplemental Eligibility Record Date (June 30, 1998) and/or the voting record date for Other Members (_____ __, 1998), you must list all names on the account(s) and all account number(s) of accounts you had at those dates in order to ensure proper identification of your purchase rights.

c. If you were a borrower from the Association with mortgage loan(s) outstanding on _____ __, 1998, you must list each loan number in order to ensure proper identification of your purchase rights.

Items 6, 7 and 8--

The stock transfer industry has developed a uniform system of stockholder registration that we will use in the issuance of your IBL Bancorp, Inc. common stock. Please complete Items 6, 7, and 8 as fully and accurately as possible, and be certain to supply the social security or tax ID number of the person who is subscribing for shares. Failure to provide the social security or tax ID number may result in the loss of your purchase priority. In addition, please list your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide" above.

Item 9--

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 10--

Please check this box if you or any associate or person acting in concert with you has submitted another order for shares and complete Item 10 below. "Associate" is defined as: (i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) of which such person is a director, officer or a partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include IBL Bancorp, Inc.'s or the Association's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of IBL Bancorp, Inc. or the Association. Directors of IBL Bancorp, Inc. or the Association are not treated as associates solely because of their Board membership.

Items 11 and 12--

Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the Acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Citizens. Your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) must be received by the Association no later than 12:00 noon, Central Time, on September __, 1998 or it will become void. If you need further assistance, please call the Stock Sales Center at (504) ___-____ between 9:00 a.m. and 4:00 p.m., Central Time, Monday through Friday.


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Items (5(b), 5(c) and 5(d)--continued

 Account Title (Name(s) on Account)                  Account Number





Item (10)--continued

List below all other orders submitted by you or your associates (as defined above) or by persons acting in concert with you.

Name(s) listed on other Order Form(s)              Number of Shares Ordered